UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2005
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On August 29, 2005, MPA, in consultation with Grant Thornton LLP, MPA’s independent public accountants, concluded that its previously-issued unaudited interim income statements for the fiscal quarters ended September 30, 2003, March 31, 2004, June 30, 2004 and September 30, 2004 contained errors and should no longer be relied upon. The attached exhibit reflect the correction of those errors.
     Each of these interim income statements was impacted by an error in the calculation of core costs for purposes of determining the value of unreturned cores. MPA’s prior method of valuing cores was based upon the weighted average cost of the cores in its total inventory. MPA has concluded that the valuation should instead be based upon the current standard cost for the cores being invoiced and returned during the preceding twelve months.
     In addition, the interim income statement for the fiscal quarter ended September 30, 2004 was impacted by an error in the calculation of marketing allowances provided to a particular customer. MPA had in previous periods overstated the reserve for the marketing allowances associated with this customer. Because the effect of the overstatement was immaterial to those prior periods, MPA adjusted the reserve balance during the fiscal quarter ended September 30, 2004. However, it has now been determined that the adjustment was in error and material to the September 30, 2004 quarter; a correction is being made by this filing.
     A schedule of the unaudited interim income statements noted above, as restated to correct these errors, is being filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated into this Item 4.02 by reference.
     Members of MPA’s Audit Committee have discussed the restatement of these interim reports with Grant Thornton LLP.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
          99.1 Schedule of restated unaudited income statements for the fiscal quarters ended September 30, 2003, March 31, 2004, June 30, 2004 and September 30, 2004.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: September 2, 2005	/s/ Charles W. Yeagley
Charles W. Yeagley
Chief Financial Officer